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                                                                    Exhibit 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement of ACE Limited on Form S-3 (Registration No. 333-78841) of our report dated April 2, 1999 relating to the financial statements of CIGNA Corporation Property and Casualty Businesses Combined Financial Statements, which appears in the Current Report on Form 8-K of ACE Limited dated May 19, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 5, 1999